EXHIBIT 10.2

THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURED CONVERTIBLE NOTE AND THE SECURED CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$200,000	January 12, 2015 (the “Effective Date”)
San Francisco, California

FOR VALUE RECEIVED, Accurexa, Inc., a Delaware corporation, (the “Company”), located at the address indicated on the signature page hereto, at, hereby promises to pay to the order of the Lim Development Group, or his registered assigns (the “Holder”), on the Maturity Date (as defined below) at such address as is specified in the Consulting Agreement (as defined below), the sum of $200,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Convertible Promissory Note (the “Note”) on the unpaid principal balance at a rate equal to 5.00% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days.

This Note is secured by all of the Company’s assets, including, without limitation, all of the Company’s intellectual property. Accordingly, as security for the Company’s obligations hereunder, the Company hereby pledges to the Holder and grants to the Holder a security interest in all right, title and interests of the Company in and to the property described in Exhibit A hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).  In connection with the grant of the security interest hereunder, the Company agrees and consents to the filing by the Holder of UCC financing statements and assignments related to the Company’s intellectual property, and the Company agrees to execute and/or file other documents, instruments and agreements required or appropriate with respect thereto.

This Note is being issued to the Holder pursuant to that certain Consulting Agreement between the Company and Lim Development Group dated as of the date of the initial issuance of this Note (as the same may be amended from time to time, the “Consulting Agreement”).

Subject to Section 1, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest of (i) the second anniversary of the Effective Date note above (the “Maturity Date”), (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof and (iii) when, upon or after the occurrence of a Change of Control (as defined below), unless otherwise converted.  In the event of a Change of Control, unless otherwise converted, all outstanding principal and all unpaid accrued interest on the Note and other amounts due hereunder, shall be paid in full no later than three business days after the Change of Control.  All payments shall be made in lawful money of the United States.

1.

Conversion to Common Stock.

(a)

The Holder shall have the right, exercisable at any time in the Holder’s sole discretion, to convert all or a portion of the outstanding principal amount of and all accrued interest under this Note, in whole or in part, into shares of common stock of the Company (the “Common Stock”) at a conversion price of $0.20 per share (the “Conversion Price”).

(b)

Conversion Formula.  The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing (i) the full principal amount of this Note and all unpaid accrued interest thereon, in whole or in part, less any principal and/or interest that has been repaid as of the date of conversion, by (ii) the Conversion Price.

2.

Event of Default.

(a)

Upon an Event of Default, the entire unpaid principal balance of this Note then outstanding, together with all unpaid accrued interest thereon, shall be and become immediately due and payable upon written notice from the Holder who holds first seniority over any other liabilities and/or creditors of the Company.  For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(i)

The Company shall fail to pay (A) when due any principal or interest payment on the due date under this Note, (B) any other payment required under the terms of this Note, (C) any payment when due to any lender or (D) any payment, or fail to make a bona fide tender of any payment, to any creditor on or before the earlier of (y) the fifth day after such payment was due and (z) the date any notice of default or of failure to pay is given by or on behalf of such creditor to the Company.

(ii)

The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (D) be dissolved or liquidated, (E) become insolvent (as such term may be defined or interpreted under any applicable statute), (F) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (G) take any action for the purpose or that has the effect of causing or effecting any of the foregoing.

(iii)

Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

(iv)

The Company shall fail to issue the shares of Common Stock issuable upon any conversion of this Note within ten business days following the conversion date.

(v)

The occurrence of a Liquidation Event (as defined in the Company’s Certificate of Incorporation, as in effect and as the same may be amended from time to time in accordance with its terms and with applicable law).

(vi)

A final judgment or order for the payment of money in excess of  $150,000 shall be rendered against the Company and the same shall remain undischarged for a period of 20 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ or similar process shall not be released, stayed, vacated or otherwise dismissed within 45 days after issue or levy.

(b)

Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 2(a)(ii) or Section 2(a)(iii)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable.  Upon the occurrence or existence of any Event of Default described in Section 2(a)(ii) or Section 2(a)(iii), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it hereunder or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3.

Mechanics of Conversion.

To convert the Note into Common Stock on any date (a “Conversion Date”), the Holder shall deliver to the Company, in accordance with Section 5(c) below, for receipt on or prior to 11:59 p.m. Pacific time on such Conversion Date, an executed notice of conversion in substantially the form attached hereto as Exhibit B (the “Conversion Notice”).  The person or persons entitled to receive the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

4.

Conversion Shares.

(a)

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of this Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and free of all taxes, liens and charges created by the Company.

(b)

No fractional shares shall be issued upon a conversion.  In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall round up when calculating the number of shares issuable hereunder and shall include that whole share in the shares to be issued to the Holder hereunder.

(c)

The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes or any other expense that may be payable in respect of the issue or delivery of such certificates, all of which taxes and expenses shall be paid by the Company; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

5.

Miscellaneous.

(a)

This Note may be amended, modified, changed or terminated only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(b)

This Note and the rights and obligations of the Holder and the Company shall be governed by and construed under the internal laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to the conflicts of law principles of California or of any other jurisdiction.

(c)

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each party by facsimile, electronic mail, mail, overnight delivery courier or personal delivery at the respective addresses of the parties as set forth on the signature pages hereto, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing or as the Investor shall have furnished to the Company in writing.  All such notices and communications will be deemed effectively given upon the earliest of (i) when received,

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

(ii) when delivered personally, (iii) one business day after being delivered by facsimile or electronic mail (with receipt of appropriate confirmation), if such delivery is made during the normal business hours of the recipient, and if such delivery is made after normal business hours of the recipient, two business days after such delivery; (iv) when sent by overnight delivery, one business day after being deposited with an overnight courier service of recognized standing, if such deposit is made during the normal business hours of the sender, and if such deposit is made after the normal business hours of the sender, then two business days after such deposit; and (v) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, four business days after being so deposited in the U.S. mail.  Either party may change the address to which notices to such party may be given hereunder by serving proper notice of such change of address to the other party in accordance with the terms of this Section 5(c).

(d)

Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Investor hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California.  If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the agreed upon interest rate as set forth in the Notes shall be reduced to such limit, it being the specific intent of the Company and the Investors that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this paragraph shall never be superseded or waived and shall control every other provision of any Note.  Subject to the foregoing, in the event any interest is paid on this Note that is deemed to be in excess of the then-legal maximum rate, then that portion of the interest payment representing an amount in excess of the then-legal maximum rate shall be deemed a payment of principal and applied against the outstanding principal of this Note.

(e)

Waivers; Collection Costs.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.  Should suit be commenced to collect any sums due under this Note, such sum as the court may deem reasonable shall be added hereto as attorneys’ fees.

(f)

Delays; No Waiver by Holder.  No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.  No previous waiver and no failure or delay by the Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note or the obligations secured hereby.  A waiver of any term of this Note or of any of the obligations secured hereby must be made in writing and signed by the Holder and shall be limited to the express terms of such waiver.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

(g)

No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(h)

Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

(i)

Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof and the date of issuance of any Note for which this Note is issued in replacement.

(j)

Severability. If any provision of this Note or any part of any provision, or the application of this Note or any part hereof to any party or circumstance, shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the application of the remainder of such provision to parties or circumstances other that those as to which it has been held invalid or unenforceable shall not be affected thereby and each provision of this Note shall remain in full force and effect to the fullest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. The parties also agree that, if any portion of this Note or any part thereof, or any application of this Note or any part hereof to any party or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in addition any court may so modify the objectionable provision as necessary to make it valid, reasonable and enforceable.

(k)

Representations.  The Company hereby represents and warrants to the Holder that each of the following is true, accurate and complete:

(i)

Due Incorporation, Qualification, etc.  The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (B) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (C) is duly qualified, licensed to do business and in good standing as a foreign corporation in California and in each other jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

(ii)

Authority.  The execution, delivery and performance by the Company of the Note and the Consulting Agreement to be executed by the Company and the consummation of the transactions contemplated hereby and thereby (A) are within the power of the Company and (B) have been duly authorized by all necessary actions on the part of the Company, its Board of Directors and its stockholders.

(iii)

Enforceability.  Each of the Note and the Consulting Agreement executed, or to be executed, by the Company has been duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(iv)

Non-Contravention.  The execution and delivery by the Company of the Note and the Consulting Agreement and the performance and consummation of the transactions contemplated hereby and thereby do not and will not (A) violate the Company’s Certificate of Incorporation or the Company’s Bylaws, in each case as presently in effect (the “Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (B) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (C) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any lien arising under the Note or the Consulting Agreement) or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(v)

Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of any entity) is required in connection with the execution and delivery of the Note or the Consulting Agreement and the performance and consummation of the transactions contemplated hereby and thereby, except for any notices required or permitted to be filed after the consummation of the transactions contemplated by the Note or the Consulting Agreement with certain federal and state securities commissions.

(vi)

No Violation or Default.  The Company is not in violation of or in default with respect to (A) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (B) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(vii)

Offering.  The offer, sale and issuance of this Note are exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and all applicable state securities regulations, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

(viii)

Litigation.  No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority, nor is the Company aware of any basis therefor.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

[Remainder of this page intentionally left blank; signature follows.]

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

COMPANY:

ACCUREXA INC.

By:

/s/ George Yu

George Yu

President and Chief Executive Officer

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

EXHIBIT A

COLLATERAL

The Collateral consists of all of the Company’s right, title, interest, claims and demands in and to all of the Company’s personal property, both now owned and hereafter acquired, including, without limitation, the following:

All Goods, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including payment intangibles and Intellectual Property, as defined below), Accounts (including health-care receivables), Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts, Fixtures, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, securities and all other Investment Property, supporting obligations and financial assets, whether now owned or hereafter acquired, wherever located; and

All of the Company’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, Proceeds, insurance proceeds and rents and profits of any or all of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company, including, without limitation, the following:

(a)

Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including (collectively, the “Copyrights”);

(b)

Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)

Any and all design rights that may be available to the Company now or hereafter existing, created, acquired or held;

(d)

All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”);

(e)

Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and symbolized by such trademarks (collectively, the “Trademarks”);

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

A-1

(f)

All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired (collectively, the  “Mask Works”);

(g)

Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)

All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works and all license fees and royalties arising from such use to the extent permitted by such licenses or rights;

(i)

All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works;

(j)

All inventions, designs, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises;

(k)

All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; and

(l)

All additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Exhibit A and not otherwise defined herein shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.

ACCUREXA INC.

SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP

A-2

EXHIBIT B

NOTICE OF CONVERSION

The undersigned hereby elects to convert the principal amount of $__________ together with all unpaid interest thereon, of the Note (defined below) into Shares of Common Stock of ACCUREXA INC., a Delaware Corporation (the “Borrower”) according to the conditions of the Secured Convertible Promissory Note of the Borrower dated as of January 12, 2015 (the “Note”), with such conversion to be effected on and as of the date written below.  No fee will be charged to the Holder or the Holder’s Custodian for any conversion.

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion:__________________________________

Conversion Price:____________________________________

Shares to Be Delivered:_______________________________

Remaining Principal Balance Due

After This Conversion:________________________________

Signature of Holder:__________________________________

Print Name:________________________________________

ACCUREXA INC.

EXHIBIT B TO SECURED CONVERTIBLE PROMISSORY NOTE ISSUED TO LIM DEVELOPMENT GROUP – NOTICE OF CONVERSION

B-1